                                **PRESS RELEASE**

Contact:
-------
Kenneth A. Martinek
Chairman, President &
Chief Executive Officer
(914) 684-2500

                   NORTHEAST COMMUNITY BANCORP, INC. ANNOUNCES
                  ADJOURNMENT OF ANNUAL MEETING OF STOCKHOLDERS

White Plains, New York - May 18, 2007 - Northeast Community Bancorp, Inc. (the "Company") (NASDAQ: NECB), the holding company for Northeast Community Bank, announced today the adjournment of its annual meeting of stockholders.

The reconvened annual meeting of stockholders of the Company will be held at 1:00 p.m. on June 5, 2007, at the Renaissance Westchester Hotel, 80 West Red Oak Lane, White Plains, New York. The Company adjourned the meeting in order to give stockholders a further opportunity to vote on the annual meeting proposals. There will be no change of the record date and holders of record of the Company's common stock at the close of business on March 27, 2007 remain entitled to vote at the annual meeting of stockholders of the Company.

Stockholders who have not voted on the annual meeting proposals are encouraged to do so promptly. For stockholders who have voted on the annual meeting proposals, no additional action is required.

Northeast Community Bank is a federally chartered savings bank, which operates five full-service offices in New York and a loan production office in Wellesley, Massachusetts.